Exhibit 4.2

NUMBER	SHARES

ALDABRA 4 LIQUIDITY OPPORTUNITY VEHICLE, INC.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS
This Certifies that	CUSIP G01900 102

is the owner of

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF THE PAR VALUE OF $0.0001 EACH OF

Aldabra 4 Liquidity Opportunity Vehicle, Inc.
(the “Company”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and subject to the Company’s amended and restated memorandum and articles of association (as the same may be amended from time to time, the “Articles”).

The Company will be forced to redeem all of the Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), included in the units (“Units”) sold in its initial public offering (the “IPO”) if the Company is unable to complete a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”) within the period of time set forth in the Articles, or by such earlier liquidation date as the Company’s board of directors may approve, all as more fully described in, and subject to the terms and conditions described in, the final prospectus for the IPO dated                , 2026.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature(s) of the duly authorized officer(s) of the Company.

Dated:

By:
[Title]	Cayman Islands	[Title]

ALDABRA 4 LIQUIDITY OPPORTUNITY VEHICLE, INC.

The Company will furnish without charge, to each shareholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Articles and resolutions of the Company’s board of directors providing for the issue of securities (copies of which may be obtained from the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                            hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

       IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

share(s) represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said share(s) on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions described in, the final prospectus for the IPO dated             , 2026, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the IPO (the “Trust Account”) only in the event that (i) the Company redeems the Class A Ordinary Shares included in the Units sold in the IPO and liquidates because it does not consummate an initial Business Combination within the period of time set forth in the Articles, or by such earlier liquidation date as the Company’s board of directors may approve, or (ii) if the holder(s) properly redeem for cash his, her or its respective Class A Ordinary Shares represented by this certificate in connection (x) with a general meeting called to approve the initial Business Combination, or (y) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination, or (z) with a shareholder vote to amend the Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Class A Ordinary Shares included in the Units sold in the IPO if it does not consummate an initial Business Combination within the period of time set forth in the Articles or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the Trust Account.